EXHIBIT 1

Joint Filing Agreement

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing of a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, $0.0001 per share, of Chart Acquisition Corp., a corporation organized and existing under the laws of Delaware, and further agree that this Joint Filing Agreement be included as an exhibit to such filings provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of January 7, 2015.

TEMPUS INTERMEDIATE HOLDINGS, LLC

By:	/s/ John G. Gulbin III
John G. Gulbin III
Manager

TEMPUS APPLIED SOLUTIONS, LLC

By:	/s/ Benjamin Scott Terry
Benjamin Scott Terry
Manager

JOHN G. GULBIN III

By:	/s/ John G. Gulbin III
John G. Gulbin III

BENJAMIN SCOTT TERRY

By:	/s/ Benjamin Scott Terry
Benjamin Scott Terry